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                                                                   Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 6, 1998 (except with respect to the reverse stock split, as to which the date is July 14, 1998) included in Digital River, Inc.'s Form S-1/A as filed on August 11, 1998 (Registration No. 333-56787) and to all references to our Firm included in this Registration Statement.
                                            /s/ ARTHUR ANDERSEN LLP
                                            -----------------------------------
                                            ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
November 10, 1998